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EXHIBIT 21.1

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KLA-Tencor Subsidiaries
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                                                                       State or Other Jurisdiction of
Name                                                                            Incorporation
----                                                                            -------------
DOMESTIC SUBSIDIARIES
   International Sales & Business, Inc.                                           California
   KLA-Tencor Building Corporation                                                California
   KLA-Tencor DISC Corporation                                                    California
   KLA-Tencor International Corporation                                           California
   KLA-Tencor Klinnik Corporation                                                 California
   KLA-Tencor  Technologies Corporation                                           California
   KLA-Tencor (Thailand Branch) Corporation                                       California
   VLSI Standards, Inc.                                                           California
   Finle Technologies, Inc.                                                          Texas


INTERNATIONAL SUBSIDIARIES
   KLA-Tencor (Cayman) Limited I                                                Cayman Islands
   KLA-Tencor (Cayman) Limited II                                               Cayman Islands
   KLA-Tencor (Cayman) Limited III                                              Cayman Islands
   KLA-Tencor (Cayman) Limited IV                                               Cayman Islands
   KLA-Tencor (Israel) Corporation                                                  Israel
   KLA-Tencor Holding Corporation 1987 Limited                                      Israel
   KLA-Tencor Corporation 1992 Limited                                              Israel
   KLA-Tencor Italy S.R.L.                                                           Italy
   KLA-Tencor Japan, Ltd.                                                            Japan
   KLA-Tencor Foreign Sales Corporation                                            Barbados
   KLA-Tencor GmbH                                                                  Germany
   KLA-Tencor France SARL                                                           France
   KLA-Tencor Korea, Inc.                                                            Korea
   KLA-Tencor Limited                                                           United Kingdom
   KLA-Tencor (Malaysia) Sdn Bhd                                                   Malaysia
   KLA-Tencor (Singapore) PTE, Ltd.                                                Singapore
   KLA-Tencor (Service) Limited                                                 United Kingdom
   VLSI Standards, KK                                                                Japan
   KLA-Tencor International Trading (Shanghai) Co. Ltd.                              China
   KLA Instruments Switzerland, S.A.                                              Switzerland
   Nanopro GmbH                                                                     Germany
   Yield Analysis Software Technologies, Ins.                                       Taiwan
   Lee Ta Technologies (BVI), Inc.                                          British Virgin Islands
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